UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2006

TRANSCEND SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-18217	33-0378756
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

945 East Paces Ferry Road, Suite 1475, Atlanta, Georgia 30326

(Address of principal executive offices, including zip code)

(404) 364-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 30, 2006, Transcend Services, Inc. (“Transcend”) entered into a Clinical Documentation Solution Agreement (the “Agreement”) with Multimodal Technologies, Inc. (“M*Modal). The Agreement is effective as of September 1, 2006 and supersedes a previous agreement between Transcend and M*Modal dated September 28, 2004. Under the terms of the new Agreement, M*Modal will provide software and services to (1) convert, using speech-recognition technology, dictation recordings provided by Transcend into draft medical reports and (2) allow Transcend’s medical language specialists to edit draft documents. The software also allows Transcend’s medical language specialists to transcribe (type) medical reports to facilitate the automatic creation of voice profiles which can then be activated for editing. The M*Modal solution is integrated into Transcend’s BeyondTXT workflow system. After the first year, the Agreement may be extended at Transcend’s sole option for four successive one-year periods provided only that Transcend commit to certain peak-load volume levels. After the fifth year, the parties may mutually agree to extend the Agreement for additional one-year periods. Transcend may terminate the Agreement at the end of any one-year period by providing written notice to M*Modal within sixty (60) days of the end of the one-year period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Transcend Services, Inc.

Date: November 3, 2006	/s/ Lance Cornell
Lance Cornell
Chief Financial Officer
(Principal Financial Officer)